Exhibit 99.2

 Sensient Technologies Corporation  First Quarter 2026 Earnings Call  April 24, 2026

 2  Non-GAAP Financial Measures  Within this document, the Company reports certain non-GAAP financial measures, including: (1) adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude restructuring and other costs, including the Portfolio Optimization Plan costs, (2) percentage changes in revenue, operating income, and diluted earnings per share on an adjusted local currency basis, which eliminate the effects that result from translating its international operations into U.S. dollars and restructuring and other costs, including the Portfolio Optimization Plan costs, and (3) adjusted EBITDA and adjusted EBITDA Margin (which exclude Portfolio Optimization Plan costs and non-cash share based compensation expense). The Company has included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this report. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and the Company believes the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

 3  Forward Looking Statements  This presentation contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2026 Financial Outlook” and “Consolidated Full Year 2026 Outlook”. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

 Quarterly Results & Business Update  4

 5  Q1 2026 Consolidated Results  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 6  Local Currency1 Results Commentary  Color Group Performance  Revenue  Strong growth in the quarter driven by new sales wins and favorable pricing across the Group  Operating Results  Strong operating leverage in the quarter primarily due to volume growth in the Food and Pharmaceutical product lines and favorable pricing  Adjusted EBITDA Margin1 for the Group was 24.4% in Q1 2026, flat to Q1 2025, even with increased investments in natural colors  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 7  Flavors & Extracts Group Performance  Revenue  Growth in the quarter due to new and defensible flavor wins and favorable pricing  Operating Results  Favorable operating leverage in the quarter primarily due to favorable pricing and volume growth in the Flavors, Extracts, and Flavor Ingredients product line  Adjusted EBITDA Margin1 for the Group was 17.2% in Q1 2026, up 30 bps from Q1 2025  (1) See appendix for our GAAP to Non-GAAP reconciliations.  Local Currency1 Results Commentary

 8  Asia Pacific Group Performance  Revenue  Growth in the quarter driven by favorable prices and new sales wins across the Group   Operating Results  Strong operating leverage in the quarter due to favorable prices and volume growth across the Group  Adjusted EBITDA Margin1 for the Group was 26.1% in Q1 2026, up 220 bps from Q1 2025  (1) See appendix for our GAAP to Non-GAAP reconciliations.  Local Currency1 Results Commentary

 (1) Represents outlook as of our earnings release provided on April 24, 2026, and does not constitute an update or reissuance as of any later date.  (2) This is a non-GAAP financial measure. We are not able to provide a reconciliation of this forward-looking measure as certain information required for such reconciliation, such as the impact of translating our international operations into U.S. Dollars, is not available without unreasonable efforts and we are not able to determine the probable significance of such items.  9  Business Outlook1  Consolidated Full Year 2026 Outlook  Local Currency Revenue2  Growth rate of high single to double-digits  Local Currency Adjusted EBITDA2  Growth rate of high single to double-digits  Local Currency Adjusted EPS2  Growth rate of high single to double-digits

 2026 Natural Color Highlights  10  The industry’s only global suite of simple ingredient alternatives to titanium dioxide   Ideal for:  Bakery Goods  Confections  Dairy  Dry Grocery  Pet Food  Beverages  Label-friendly alternatives to titanium dioxide   Designed to effectively match titanium dioxide performance  Stability across a wide range of product applications  Kosher and Halal  Vibrant, heat-stable natural colors for harsh heat extrusion   Ideal for:  Cereal  Pet Food  Confections  Snacks  Superior color performance and stability in extreme high heat and pressure in extrusion  Concentrated solutions to mitigate impact to texture and flavor  Available in every color  Kosher, Halal, and Non-GMO

 Financial Update & Outlook  11

 12  (1) See appendix for our GAAP to Non-GAAP reconciliations.  Q1 2026 Financial Review  Local currency revenue1 increased 7.2%  Q1 2025 results included $2.9 million of Portfolio Optimization Plan costs (approximately 5 cents per share)  Adjusted EBITDA Margin1 increased 70 bps in the quarter due to strong volume growth  Consolidated Commentary  (dollars in thousands)  Q1 2025  Q1 2026  Local Currency Growth1  Revenue   $ 392,325  $435,834   +7.2%  Operating Income (GAAP)   Operating Margin  $ 53,530  13.6%  $ 66,728  15.3%  Adjusted Operating Income1   Adjusted Operating Margin1  $ 56,394  14.4%  $ 66,728  15.3%  +12.2%  Diluted EPS (GAAP)  $ 0.81  $ 1.04  Adjusted Diluted EPS1  $ 0.86  $ 1.04  +14.0%  Adjusted EBITDA1   Adjusted EBITDA Margin1  $ 74,368  19.0%  $ 86,042  19.7%  +10.4%

 13  2026 Cash Flow and Debt Metrics  Q1 2025  YTD  Q1 2026  YTD  Cash Flow from Operations  ($ 9.0 million)  ($ 13.6 million)  Capital Expenditures  $ 16.9 million  $ 28.7 million  Total Debt  $ 701.8 million  $ 767.8 million  Net debt to credit adjusted EBITDA1  2.5x  2.4x  Cash flow used in operating activities was $13.6 million in Q1 2026 compared to $9.0 million in Q1 2025 primarily due to higher use of cash for working capital  Net debt to credit adjusted EBITDA1 was 2.4x in Q1 2026, down from 2.5x in Q1 2025  Commentary  (1) See appendix for our GAAP to Non-GAAP reconciliations.

2026 Financial Outlook[1]

Metric	Current Guidance	Prior Guidance
Local Currency Revenue[2]	High single to double-digit growth	Mid-single to double-digit growth
Local Currency Adjusted EBITDA[2]	High single to double-digit growth	Mid-single to double-digit growth
Diluted EPS (GAAP)[3]	$3.70 to $3.90	$3.60 to $3.80
Local Currency Adjusted Diluted EPS[2]	High single to double-digit growth	Mid- to high single-digit growth
Capital Expenditures	$150 to $170 million	$150 to $170 million
Adjusted Effective Tax Rate	~ 25%	~ 25%
Interest Expense[4]	~ $36 million	~ $36 million

(1) Represents outlook as of our earnings release provided on April 24, 2026, and does not constitute an update or reissuance as of any later date.

(2) This is a non-GAAP financial measure. We are not able to provide a reconciliation of this forward-looking measure as certain information required for such reconciliation, such as the impact of translating our international operations into U.S. Dollars, is not available without unreasonable efforts and we are not able to determine the probable significance of such items.

(3) The impact of foreign exchange rates is expected to be immaterial for 2026.

(4) Interest expense assumes no USD borrowing rate reductions for 2026.

© Sensient Technologies 2026
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 16  Appendix1  (1) Amounts in thousands, except percentages and per share amounts.

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